As filed with the Securities and Exchange Commission on February 24, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Charter Corporation

(Exact name of registrant as specified in its charter)

North Carolina	56-1355866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10200 David Taylor Drive, Charlotte, NC	28262-2373
(Address of Principal Executive Offices)	(Zip Code)

First Charter Corporation 2000 Omnibus Stock Option and Award Plan

(Full title of the plan)

Stephen J. Antal

Senior Vice President, General

Counsel and Corporate Secretary

First Charter Corporation

10200 David Taylor Drive

Charlotte, North Carolina  28262-2373

(Name and address of agent for service)

(704) 688-4300

(Telephone number, including area code,

of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, no par value per share	1,500,000 shares	$23.83	$35,745,000	$ 3,825

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq National Market on February 21, 2006.

EXPLANATORY NOTE

This Registration Statement is being filed solely for the registration of additional shares of common stock of First Charter Corporation (the "Registrant") for issuance pursuant to awards granted under the First Charter Corporation 2000 Omnibus Stock Option and Award Plan  (the "Plan").  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement relating to the Plan (Registration No. 333-57710) are hereby incorporated by reference in this Registration Statement, except as revised in Part II of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)   The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)   The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(c)   The Registrant's Current Reports on Form 8-K filed on February 2, 2005, April 15, 2005, April 27, 2005, April 29, 2005, June 27, 2005, June 30, 2005, October 25, 2005 and January 31, 2006 (other than those portions furnished under Items 2.02 and 7.01 of Form 8-K);

(d)   The description of the Registrant's common stock contained in the Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those portions furnished on Form 8-K, but not deemed filed), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.            Exhibits.

                  The following exhibits are filed with this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Helms Mulliss & Wicker, PLLC.

10.1	First Charter Corporation 2000 Omnibus Stock Option and Award Plan, as amended by shareholder approval on April 27, 2005.

23.1	Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page contained in Part II hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 24th day of February, 2006.

First Charter Corporation

By:	/s/ ROBERT E. JAMES, JR.
Robert E. James, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page hereby constitutes and appoints Robert E. James, Jr. and Charles A. Caswell, and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ ROBERT E. JAMES, JR.	President, Chief Executive Officer and	February 24, 2006
Robert E. James, Jr.	Director (Principal Executive Officer)

/S/ CHARLES A. CASWELL	Executive Vice President and	February 24, 2006
Charles A. Caswell	Chief Financial Officer
(Principal Financial and Accounting Officer)

/S/ HAROLD D. ALEXANDER	Director	February 24, 2006
Harold D. Alexander

	Director	February ___, 2006
William R. Black, M.D.

/s/ JAMES E. BURT, III	Director	February 24, 2006
James E. Burt, III

	Director	February ___, 2006
Michael R. Coltrane

	Director	February ___, 2006
Jerry A. Felts

/S/ JOHN J. GODBOLD, JR.	Director	February 24, 2006
John J. Godbold, Jr.

/S/ CHARLES A. JAMES	Director	February 24, 2006
Charles A. James

/S/ WALTER H . JONES, JR.	Director	February 24, 2006
Walter H. Jones, Jr.

/s/ SAMUEL C. KING, JR.	Director	February 24, 2006
Samuel C. King. Jr.

	Director	February ___, 2006
Jerry E. McGee

/S/ ELLEN L. MESSINGER	Director	February 24, 2006
Ellen L. Messinger

/S/ HUGH H. MORRISON	Director	February 24, 2006
Hugh H. Morrison

	Director	February ___, 2006
Thomas R. Revels

/S/ LAWRENCE D. WARLICK, JR.	Director	February 24, 2006
Lawrence D. Warlick, Jr.

/S/ WILLIAM W. WATERS	Director	February 24, 2006
William W. Waters

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Helms Mulliss & Wicker, PLLC.

10.1	First Charter Corporation 2000 Omnibus Stock Option and Award Plan, as amended by shareholder approval on April 27, 2005.

23.1	Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page contained in Part II hereof).